UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2010
LEXARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52138 (Commission File Number)	20-2000871 (IRS Employer Identification No.)
#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
Registrant's telephone number, including area code: (604) 602-1675
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On January 20, 2010, the Company had adopted a Stock Option Plan.  Based on this 2010 Stock Option Plan, on August 16, 2010, the Company has granted 150,000 stock options to a consultant of the Company.  The exercise price of the stock options is $0.20, of which 75,000 stock options are vested immediately and 75,000 stock options vest on August 16, 2011 and expires August 16, 2015.

Item 7.01 Regulation FD Disclosure.

On August 16, 2010, the Company announced that, after a longer than usual seasonal delay due to abnormally high water levels in the Mississippi River system, field operations have re-commenced at and near the Belmont Lake Oil Field. As a result, there are a number of initiatives now underway or soon to begin.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	2010 Stock Option Agreement dated August 16, 2010
10.2	News Release dated August 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 17, 2010

(Signature)	Lexaria Corp. By: “/s/ Chris Bunka” Chris Bunka President & CEO